Contact:	Bob O’Shaughnessy Chief Financial Officer 248-648-2800 boshaughnessy@penskeautomotive.com	Tony Pordon Senior Vice President 248-648-2540 tpordon@penskeautomotive.com

PENSKE AUTOMOTIVE REPORTS THIRD QUARTER RESULTS
____________________________________________________________

Revenues Rise 15%; Same-Store Retail Revenues Increase 8.5%

SG&A as a Percentage of Gross Profit Improves 69 Basis Points

Income from Continuing Operations Per Share Increases 18% to
$0.45 Per Share
____________________________________________________________

BLOOMFIELD HILLS, MI, October 25, 2007 – Penske Automotive Group, Inc. (NYSE: PAG), an international automotive retailer, today reported that third quarter income from continuing operations increased 17.4% to $42.4 million and related earnings per share increased 18.4% to $0.45. Third quarter net income increased 28.7% to $43.4 million and related earnings per share increased 27.8% to $0.46. Revenues in the third quarter increased 14.6% to $3.4 billion, with each area of the Company’s business experiencing double digit growth. Same-store retail revenues increased 8.5%, including a 14.0% increase from the Company’s premium brand portfolio. The components of the same-store increase were as follows:

•	New Vehicles +7.4%

•	Used Vehicles +11.8%

•	Finance & Insurance +10.6%

•	Service & Parts +6.8%

“Our business performed exceptionally well during the third quarter” said Penske Automotive Group Chairman Roger Penske. “PAG’s performance in the third quarter further supports the geographic diversification, brand mix and investment strategies which differentiate our overall business model. While I am happy with our 15% growth in total revenues and the robust same-store growth of 8.5% posted by our dealerships, I am particularly pleased to see that our selling, general and administrative expenses as a percentage of gross profit declined 69 basis points compared to the third quarter last year.”

For the nine months ended September 30, 2007, revenues increased 18.3% to $9.9 billion. Income from continuing operations and related earnings per share for the nine months were $97.4 million and $1.03, respectively. Adjusted to exclude the $12.3 million ($0.13 per share) of after-tax costs resulting from the March 2007 redemption of the Company’s 9.625% Senior Subordinated Notes, income from continuing operations for the nine months increased 11.6% to $109.7 million and related earnings per share increased 10.5% to $1.16. Net income and related earnings per share for the nine months were $98.3 million and $1.04, respectively. Adjusted for the debt redemption charge, net income increased 17.2% to $110.6, and related earnings per share increased 17.0% to $1.17.

The Company currently projects earnings from continuing operations in the fourth quarter to be in the range of $0.31 to $0.35 per share. Excluding the $12.3 million ($0.13 per share) debt redemption charge, earnings from continuing operations for the year are now expected to be in the range of $1.47 to $1.51 per share. These estimates include costs associated with developing the distribution network for the smart® product launch in the U.S. and are based on an estimated average of 94.6 million shares outstanding.

Penske Automotive will host a conference call discussing financial results relating to the third quarter of 2007 on Thursday, October 25, 2007 at 2:30 p.m. EDT. To listen to the conference call, participants must dial (800) 288-8976 [International, please dial (612) 332-0718]. The call will be simultaneously broadcast over the Internet through the Penske Automotive Group website at www.penskeautomotive.com.

About Penske Automotive

Penske Automotive Group, Inc., headquartered in Bloomfield Hills, Michigan, operates 307 retail automotive franchises, representing 40 different brands, and 26 collision repair centers. Penske Automotive, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents, has 164 franchises in 19 states and Puerto Rico and 143 franchises located outside the United States, primarily in the United Kingdom. Penske Automotive is a member of the Fortune 500 and Russell 1000 and has approximately 16,000 employees.

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s future sales and earnings potential. Actual results may vary materially because of risks and uncertainties, including external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about Penske Automotive’s business, markets, conditions and other uncertainties which could affect Penske Automotive’s future performance. These risks and uncertainties are addressed in Penske Automotive’s Form 10-K for the year ended December 31, 2006, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive disclaims any duty to update the information herein.

This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted income from continuing operations and related earnings per share, which exclude certain items disclosed in the release. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure and the period-to-period comparability of the Company’s results from operations.

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Third Quarter
	2007	2006
Revenues:
New Vehicle	$1,896,455	$1,670,797
Used Vehicle	792,793	680,227
Finance and Insurance, Net	78,989	66,760
Service and Parts	359,628	318,471
Fleet and Wholesale Vehicle	278,122	235,879

Total Revenues	3,405,987	2,972,134
Cost of Sales:
New Vehicle	1,735,800	1,527,563
Used Vehicle	729,260	623,854
Service and Parts	159,836	142,127
Fleet and Wholesale Vehicle	277,595	235,027

Total Cost of Sales	2,902,491	2,528,571

Gross Profit	503,496	443,563
SG&A Expenses	394,565	350,648
Depreciation and Amortization	13,057	11,388

Operating Income	95,874	81,527
Floor Plan Interest Expense	(19,536)	(15,647)
Other Interest Expense	(12,454)	(11,088)
Equity in Earnings of Affiliates	1,475	2,389

Income from Continuing Operations Before Income Taxes and Minority Interests	65,359	57,181
Income Taxes	(22,418)	(20,590)
Minority Interests	(531)	(478)

Income from Continuing Operations	42,410	36,113
Income (Loss) from Discontinued Operations, Net of Tax	990	(2,383)

Net Income	$43,400	$33,730

Income from Continuing Operations Per Diluted Share	$0.45	$0.38

Diluted EPS	$0.46	$0.36

Diluted Weighted Average Shares Outstanding	94,614	94,288

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Nine Months
	2007	2006
Revenues:
New Vehicle	$5,361,649	$4,676,041
Used Vehicle	2,405,760	1,864,087
Finance and Insurance, Net	222,887	189,886
Service and Parts	1,068,587	918,066
Fleet and Wholesale Vehicle	815,064	696,520

Total Revenues	9,873,947	8,344,600
Cost of Sales:
New Vehicle	4,910,574	4,268,519
Used Vehicle	2,216,210	1,703,645
Service and Parts	472,829	411,398
Fleet and Wholesale Vehicle	810,575	691,462

Cost of Sales	8,410,188	7,075,024

Gross Profit	1,463,759	1,269,576
SG&A Expenses	1,156,802	1,005,569
Depreciation and Amortization	39,155	32,315

Operating Income	267,802	231,692
Floor Plan Interest Expense	(55,055)	(45,680)
Other Interest Expense	(44,230)	(34,471)
Equity in Earnings of Affiliates	3,183	5,507
Debt Redemption Charge	(18,634)	—

Income from Continuing Operations Before Income Taxes and Minority Interests	153,066	157,048
Income Taxes	(54,110)	(57,150)
Minority Interests	(1,527)	(1,536)

Income from Continuing Operations	97,429	98,362
Income (Loss) from Discontinued Operations, Net of Tax	908	(3,984)

Net Income	$98,337	$94,378

Income from Continuing Operations Per Diluted Share	$1.03	$1.05

Diluted EPS	$1.04	$1.00

Diluted Weighted Average Shares Outstanding	94,512	94,085

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)
(Unaudited)

	9/30/07	12/31/06
Assets
Cash and Cash Equivalents	$24,830	$13,147
Accounts Receivable, Net	495,062	468,810
Inventories	1,557,335	1,518,759
Other Current Assets	97,205	71,492
Assets Held for Sale	155,318	200,372

Total Current Assets	2,329,750	2,272,580
Property and Equipment, Net	566,057	581,969
Intangibles	1,620,783	1,505,555
Other Assets	102,011	109,698

Total Assets	$4,618,601	$4,469,802

Liabilities and Stockholders’ Equity
Floor Plan Notes Payable	$1,058,995	$874,326
Floor Plan Notes Payable – Non-Trade	440,483	298,222
Accounts Payable	264,545	300,764
Accrued Expenses	290,003	214,200
Current Portion Long-Term Debt	14,969	13,385
Liabilities Held for Sale	72,961	52,213

Total Current Liabilities	2,141,956	1,753,110
Long-Term Debt	792,674	1,168,666
Other Long-Term Liabilities	280,211	252,373

Total Liabilities	3,214,841	3,174,149
Stockholders’ Equity	1,403,760	1,295,653

Total Liabilities and Stockholders’ Equity	$4,618,601	$4,469,802

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data

	Third Quarter		Nine Months
	2007	2006	2007	2006
Total Retail Units
New Retail	53,222	50,000	149,667	139,355
Used Retail	25,697	23,904	77,966	66,038

Total Retail	78,919	73,904	227,633	205,393

Same-Store Retail Units
New Same-Store Retail	48,246	48,183	134,642	134,245
Used Same-Store Retail	23,132	22,357	66,409	61,880

Total Same-Store Retail	71,378	70,540	201,051	196,125

Same-Store Retail Revenue
New Vehicles	$1,718,384	$1,599,899	$4,769,016	$4,471,389
Used Vehicles	704,619	630,513	1,986,012	1,723,361
Finance and Insurance, Net	71,693	64,798	199,632	183,439
Service and Parts	329,546	308,591	944,296	877,713

Total Same-Store Retail	$2,824,242	$2,603,801	$7,898,956	$7,255,902

Same-Store Retail Revenue Growth
New Vehicles	7.4%	(0.8%)	6.7%	1.1%
Used Vehicles	11.8%	9.6%	15.2%	7.6%
Finance and Insurance, Net	10.6%	0.2%	8.8%	4.5%
Service and Parts	6.8%	6.1%	7.6%	7.3%
Revenue Mix
New Vehicles	55.7%	56.2%	54.3%	56.0%
Used Vehicles	23.3%	22.9%	24.4%	22.3%
Finance and Insurance, Net	2.3%	2.3%	2.3%	2.3%
Service and Parts	10.6%	10.7%	10.8%	11.0%
Fleet and Wholesale	8.1%	7.9%	8.2%	8.4%
Average Retail Selling Price
New Vehicles	$35,633	$33,416	$35,824	$33,555
Used Vehicles	30,852	28,457	30,857	28,227
Gross Margin	14.8%	14.9%	14.8%	15.2%
Retail Gross Margin – by Product
New Vehicle	8.5%	8.6%	8.4%	8.7%
Used Vehicle	8.0%	8.3%	7.9%	8.6%
Service and Parts	55.6%	55.4%	55.8%	55.2%
Gross Profit per Retail Transaction
New Vehicles	$3,019	$2,865	$3,014	$2,924
Used Vehicles	2,472	2,358	2,431	2,429
Finance and Insurance	1,001	903	979	924

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data (Continued)

	Third Quarter		Nine Months
	2007	2006	2007	2006
Brand Mix:
BMW	21%	18%	22%	17%
Toyota/Lexus	20%	21%	20%	22%
Honda/Acura	15%	16%	15%	16%
Mercedes Benz	10%	10%	10%	10%
Ford	9%	10%	10%	10%
Audi	8%	8%	8%	7%
Porsche	3%	4%	4%	4%
General Motors	3%	4%	3%	4%
Nissan/Infiniti	3%	3%	3%	3%
Other	8%	6%	5%	7%

	100%	100%	100%	100%
Premium	65%	61%	66%	60%
Foreign	30%	32%	29%	33%
Domestic Big 3	5%	7%	5%	7%

	100%	100%	100%	100%
Revenue Mix:
U.S.	62%	67%	62%	69%
International	38%	33%	38%	31%

	100%	100%	100%	100%
Debt to Total Capital Ratio	37%	41%	37%	41%
Rent Expense	$38,908	$34,608	$113,549	$99,749